UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2020

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive,

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Depository Units (Representing Limited Partner Interests)	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 20, 2020, Cedar Fair, L.P. (“Cedar Fair”) issued a news release announcing the upsize and pricing of a previously announced private offering (the “Offering”) of $1.0 billion aggregate principal amount of senior secured notes due 2025 (the “Notes”) by Cedar Fair and its wholly owned subsidiaries Magnum Management Corporation, Canada’s Wonderland Company and Millennium Operations LLC. Cedar Fair intends to use $464.0 million of the net proceeds from the Offering to repay a portion of its senior secured term loan facility, and the remaining net proceeds to pay fees and expenses related to the Offering and for general corporate and working capital purposes. The news release related to this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this Current Report (including the exhibits attached hereto) contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties including in “Summary—Recent developments” and in Part I. Item 1. Business and Part I. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019. You can identify forward-looking statements because they contain words such as “believes,” “project,” “might,” “expects,” “could,” “propose,” “would,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. These forward-looking statements are subject to risks and uncertainties that may change at any time and, therefore, our actual results may differ materially from those that we expected. While we believe that the expectations reflected in such forward-looking statements are reasonable, we caution that it is very difficult to predict the impact of unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.

We caution you that the foregoing important factors from our Annual Report on Form 10-K may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements included and incorporated by reference in this Current Report may not in fact occur. The information and statements included in this Current Report speak only as of the date of this Current Report, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Text of news release issued by Cedar Fair on April 20, 2020, regarding the upsize and pricing of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2020	CEDAR FAIR, L.P.

	By:	Cedar Fair Management, Inc., General Partner

	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer